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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                       NEWS
May 12, 2003                                                         NASDAQ-CMED


                        COLORADO MEDTECH, INC. ANNOUNCES
                        SALE OF HEI, INC. STOCK AND NOTE

BOULDER, Colorado -- Colorado MEDtech, Inc. (NASDAQ: CMED) announced today that it has sold its entire position in the securities of HEI, Inc. for a price of $3,246,863, net of commission. The securities sold were 955,000 shares of HEI common stock and $2,600,000 principal amount of HEI's subordinated notes.

Colorado MEDtech also announced that it has entered into a contract to sell its vacant real estate in Louisville, Colorado for $900,000. The contract is subject to customary real estate closing conditions and is expected to close prior to June 11, 2003.

Stephen K. Onody, Colorado MEDtech's Chairman and CEO, said "these asset sales were done as part of the Company's plan to complete its previously announced sale to an entity controlled by KRG Capital Partners, LLC. The cash generated by the sales will become part of the consideration paid to Colorado MEDtech's shareholders under the terms of the merger agreement."

Colorado MEDtech, Inc., through its CIVCO Medical Instruments Co., Inc. subsidiary, is a full service developer and manufacturer of medical devices and equipment for the ultrasound and minimally invasive OEM and end-user markets.

Forward-Looking Statements

The statements in this news release that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes", "intends", "estimates", "may", "will", "should", "anticipated", "expected" or comparable terminology or by discussions of strategy. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Such statements involve risks and uncertainties including, but not limited to, the risk that the Company may be unable to successfully complete the sale of the Louisville land. Should one or more of these risks, as well as others not known to us or not considered to be material at this time, materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. These factors are more fully described below and in our documents filed from time to time with the Securities and Exchange Commission. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.



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Additional Information And Where To Find It

Colorado MEDtech, Inc. plans to mail a proxy statement to its shareholders containing information about the sale of the Company to an affiliate of KRG Capital Partners, LLC (the "Merger"). Investors and shareholders of Colorado MEDtech, Inc. are advised to read the proxy statement carefully when it becomes available because it will contain important information about the Merger, the persons soliciting proxies related to the Merger, their interests in the Merger, and related matters. Investors and shareholders may obtain free copies of the proxy statement (when available) and other documents filed by Colorado MEDtech at the Securities and Exchange Commission's website at http://www.sec.gov. Free copies of the proxy statement will also be available from Colorado MEDtech by directing such requests to the attention of Mr. Peter J. Jensen, Secretary, Colorado MEDtech, Inc., 345 S. Francis St., Unit F, P.O. Box 819, Longmont, CO 80502-0819, telephone (303) 651-2648.

Information Concerning Participants

Colorado MEDtech and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Colorado MEDtech shareholders in favor of the Merger. Information regarding the participants is included in Colorado MEDtech's Proxy Statement for its Annual Meeting of Shareholders filed with the Securities and Exchange Commission on October 11, 2002 and its preliminary Proxy Statement for its Special Meeting of Shareholders filed with the Securities and Exchange Commission on April 11, 2003. This document is available free of charge at the SEC's website at http://www.sec.gov and from Colorado MEDtech.


                                    CONTACTS:

Colorado MEDtech, Inc.
Stephen K. Onody, President and CEO                   Telephone:  303.530.2660
Gregory A. Gould, CFO                                 Fax:  303.581.1010
Website: www.cmed.com                                 Email:  cmedinfo@cmed.com